EXHIBIT 99.(g)(4)
                                                               -----------------

                                   Appendix A


As of October 12, 2004 this Appendix A forms a part of the Custodian Agreement dated as of July 19, 1995, as amended, (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group. As of October 12, 2004 this Appendix A supercedes any previous versions of said Appendix.


Portfolios
----------

The DLB Fixed Income Fund
The DLB Value Fund
The DLB Enhanced Index Core Equity Fund
The DLB Core Growth Fund
The DLB Small Company Opportunities Fund
The DLB High Yield Fund
The DLB Enhanced Index Value Fund
The DLB Enhanced Index Growth Fund
The DLB Small Capitalization Value Fund
The DLB Enhanced Index Value Fund II




                                           THE DLB FUND GROUP


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           INVESTORS BANK & TRUST COMPANY


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title: